Notice of Annual Shareholders’ Meeting to Be Held May 13, 2004
Proxy Statement
Proposal 1
Summary Compensation Table
Proposals For 2004 Meeting
Appendix A
SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

Wayne Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD MAY 13, 2004

TO THE HOLDERS OF COMMON SHARES:

     Notice is hereby given that pursuant to the call of its Directors, the annual meeting of shareholders of Wayne Bancorp, Inc. will be held at The Arden Shisler Center for Education & Economic Development, The Ohio State University, 1625 Wilson Road, Wooster, Ohio on May 13, 2004 at 2:00 p.m., for the purpose of considering and voting upon the following matters as more fully described in the attached Proxy Statement dated April 13, 2004.

1.	Election of Directors: To elect the four (4) directors named in the attached Proxy Statement.

2.	Taking action on any other matter which may be properly brought before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 31, 2004 will be entitled to vote the number of shares held of record in their names on that date.

By Order of the Board of Directors

April 13, 2004

John A. Lende, Secretary and Treasurer

IMPORTANT

     All Shareholders are cordially invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign the enclosed Proxy and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person, the Proxy will not be used if so requested by you.

PROXY STATEMENT

Wayne Bancorp, Inc.
112 W. Liberty Street
Wooster, Ohio 44691

Annual Meeting of Shareholders
May 13, 2004

GENERAL

     This statement is furnished in connection with the solicitation of proxies to be used at the Annual Shareholders’ Meeting of Wayne Bancorp, Inc., an Ohio Corporation (the “Company”), to be held on May 13, 2004 at 2:00 p.m. at The Arden Shisler Center for Education & Economic Development, The Ohio State University, 1625 Wilson Road, Wooster, Ohio or any adjournment thereof. A shareholder, without affecting any vote previously taken, may revoke his/her Proxy by giving notice to the Secretary of the Company (John A. Lende) in writing prior to 1:00 p.m., on May 13, 2004; by a subsequently dated proxy; or by request for the return of the Proxy in person at the Annual Meeting. The presence at the meeting of the person appointing a Proxy, does not in and of itself revoke the appointment.

     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

     The cost of preparing, assembling and mailing the Proxy materials and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the Proxy materials to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts by telephone or otherwise to obtain proxies. The Proxy material is first being mailed to shareholders on or about April 13, 2004.

VOTING SECURITIES

     As of January 31, 2004, the number of shares of common stock (there being no other class of stock) outstanding and entitled to vote at the Annual Shareholders’ Meeting is 6,330,591 including 178,025 shares held by the Wayne County National Bank Trust Department as sole trustee, which will be voted in the election of Directors. Only those shareholders of record at the close of business on March 31, 2004 shall be entitled to vote. Each share of stock outstanding is entitled to one vote on each matter being considered at the meeting.

     In regard to voting for Proposal 1, Election of Directors, shareholders may vote in favor of all nominees, against all nominees or withhold their votes as to specific nominees. With respect to the other proposals to be voted upon, shareholders may vote in favor of a proposal, against a proposal, or may abstain from voting. Shareholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted for the election of the nominees and for each of the proposals presented. The four Directors receiving the greatest number of votes will be elected. Shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on the outcome of the election of directors.

PROPOSAL 1 — ELECTION OF DIRECTORS

     The Regulations of Wayne Bancorp, Inc. provide that the number of Directors of the Company shall be fourteen (14) (divided into three classes) unless changed by a two-thirds majority vote of the “Continuing Directors” (as defined in the Company’s Code of Regulations), however, in no event shall the number of Directors elected be increased by greater than two positions in any one year. The Board of Directors has set the number of Directors to be elected at this Annual Meeting at four (4), with these four Directors serving until the 2007 Annual Meeting of Shareholders.

     The following persons named have been nominated for election to serve a three year term or until their successors have been elected and have qualified. It is the intention of the persons named in the Proxy to vote FOR the election of the following four nominees to the Class of Directors serving until the 2007 Annual Meeting of Shareholders.

		Year First
Name of Director	Principal Occupation for the Past Five Years (1)	Became Director	Age
Gwenn E. Bull, CPA	Chief Financial Officer, Legend Micro, Inc., since 1999; Controller, Legend Micro, Inc., 1997 to 1999, builders of custom computers.	1995	56

Dennis B. Donahue	President and CEO, Hi-Rise Recycling, since 2002, manufacturer and distributor of waste removal products and systems. Chairman and CEO, Will-Burt Company, Inc., 2000 to 2002, President and CEO, Will-Burt Company, Inc., 1995 to 2002, machine fabrication and assembly.	1993	65

Jeffrey E. Smith	President, Jeff Smith Aircraft, Ltd., since 1997, buyer, seller and broker of used aircraft. Partner, JMJ Investments, since 1995, a partnership that invests in oil and gas related properties.	1993	54

Richard S. Wagner	Partner, with the law firm of Attorney, Kroph, Wagner, Hohenberger and Lutz, Inc., since 1962.	2003(2)	69

The Board of Directors recommends a vote “FOR” all of the nominees.

DIRECTORS CONTINUING IN OFFICE

     The persons named below are now serving as Directors of the Company for terms expiring at the Annual Meeting of Shareholders in 2005 and 2006.

		Year First
Name of Director	Principal Occupation for the Past Five Years (1)	Became Director	Age

	Terms Expiring at the Annual Meeting in 2005
James O. Basford	Chairman, Paha-Que Wilderness, Inc., since 1996, manufacturer of outdoor tents, San Diego California. Retired Chairman and CEO, Buckeye Corrugated, Inc, 1978 to 1995.	1990	72

John C. Johnston, III	Partner, with the law firm of Critchfield, Critchfield, and Johnston, since 1987.	1996	55

Victor B. Schantz	President, Schantz Organ Co., Inc., since 2000, Executive Vice President, Schantz Organ Co., Inc., 1989 to 2000, custom manufacturer of pipe organs for churches.	2003 (2)	50

Philip S. Swope	Vice Chairman, Wayne Bancorp, Inc. since 2000, President, Wayne Bancorp, Inc. 1998 to 2000, Chairman, Savings Bank & Trust since 2003, Chairman, Chippewa Valley Bank from 1997 to 2003; President and CEO of Chippewa Valley Bank 1987 to 2003. Vice Chairman and Director, Chippewa Valley Title Agency, Inc., since 2001.	1998	62

David E. Taylor	President, Taylor Agency Inc., since 1987; Independent Insurance Agency.	1992	53

	Terms Expiring at the Annual Meeting in 2006
David P. Boyle	Chairman, President and CEO, Wayne Bancorp, Inc., effective January 21, 2004, President and CEO, Wayne Bancorp, Inc., since 2001, President, Wayne Bancorp, Inc. since 2000, Chairman, President and CEO, Wayne County National Bank, since 2003, President and CEO, Wayne County National Bank, since 2001, President and COO, Wayne County National Bank 1999 to 2000, Treasurer, Wayne Bancorp, Inc, 1998 to 2000, Executive Vice President and Chief Financial Officer, Wayne County National Bank, 1997 to 1999. Chairman and Director, Chippewa Valley Title Agency, Inc., since 2001.	2000	40

B. Diane Gordon	Executive Director, Greater Wayne County Foundation, since 1998 Charitable Foundation; Vice President of Finance, Buckeye Corrugated, Inc., 1990 to 1998; corrugated container manufacturing.	1996	55

Stephen L. Shapiro	Chairman of the Board, Wooster Iron & Metal Co. since 1995; metal recycling company.	1996	58

Bala Venkataraman	President and CEO, Magni-Power Company, since 1990; metal fabrication and manufacturing.	1995	58

(1)	The business experience during the past five years of each of the above listed nominees and Directors continuing in office was that typical of a person engaged in the principal occupation listed. Unless otherwise indicated, each of the nominees has had the same position or another executive position with the same employer during the past five years.

(2)	Appointed to the Board of Directors on May 31, 2003, on the effective date of the merger of Banc Services Corp. into Wayne Bancorp, Inc., upon vote of the Board of Directors as provided in the Regulations of the Company.

THE FOLLOWING IS A SUMMARY OF
COMMON STOCK OWNERSHIP OF SENIOR MANAGEMENT
AND THE BOARD OF DIRECTORS

			Rights to Acquire
	Shares of Wayne		Beneficial
Name of Beneficial	Common Stock		Ownership in Shares	Total Shares	Percent of Stock
Owner	Beneficially Owned		of Wayne (1)	Beneficially Owned	Ownership (2)
James O. Basford	2,055		10,452	12,507	.20%
David P. Boyle	24,620	(3)	9,724	34,344	.54%
Gwenn E. Bull	872		10,452	11,324	.18%
David L. Christopher	27,535	(4)	14,619	42,154	.67%
Dennis B. Donahue	9,303	(5)	10,452	19,755	.31%
B. Diane Gordon	19,904	(6)	10,452	30,356	.48%
John C. Johnston, III	14,131	(7)	10,452	24,583	.39%
Victor B. Schantz	11,975	(8)	5,794	17,769	.28%
Stephen L. Shapiro	8,130	(9)	10,452	18,582	.29%
Jeffrey E. Smith	18,118	(10)	10,452	28,570	.45%
Philip S. Swope	17,743	(11)	14,123	31,866	.51%
David E. Taylor	4,283	(12)	10,452	14,735	.23%
Bala Venkataraman	13,334	(13)	10,452	23,786	.38%
Richard Wagner	34,689	(14)	6,190	40,879	.65%
Wendy Blosser	6,153		1,050	7,203	.11%
Matthew Evans	569		0	569	.01%
Raymond Klein	289		2,205	2,494	.04%
Donna Knack	602		2,205	2,807	.04%
John A. Lende	2,790		0	2,790	.04%
Directors and Executive Officers as a Group	217,095		149,978	367,073	5.82%

(1)	These shares represent nonqualified and incentive stock options that are vested as of January 31, 2004. These shares have not been issued and cannot be voted.

(2)	The calculation of percent of stock ownership is based on total outstanding shares of 6,305,591, calculated as of January 31, 2004, and includes options to purchase common stock through the exercise of vested stock options that are exercisable within 60 days of the Record Date.

(3)	Includes 4,202 shares held in the Company’s deferred share plan on behalf of Mr. Boyle.

(4)	Includes 8,166 shares owned by Mr. Christopher’s spouse.

(5)	Includes 5,611 shares held in the Company’s deferred share plan on behalf of Mr. Donahue.

(6)	Includes 3,533 shares held in the Company’s deferred share plan on behalf of Ms. Gordon.

(7)	Includes 4,922 shares held in trust whom Mr. Johnston is the trustee.

(8)	Includes 11,684 shares owned by Schantz Organ Company, whom Mr. Schantz is President.

(9)	Includes 3,500 shares held in the Company’s deferred share plan on behalf of Mr. Shapiro.

(10)	Includes 721 shares owned my Mr. Smith’s minor children, 3,356 shares are held in trust whom Mr. Smith is the trustee, and 5,777 shares are held in the Company’s deferred share plan on behalf of Mr. Smith.

(11)	Includes 1,018 shares owned by Mr. Swope’s spouse, and 409 shares held in the Company’s deferred share plan on behalf of Mr. Swope.

(12)	Includes 284 shares held in the Company’s deferred share plan on behalf of Mr. Taylor.

(13)	Includes 4,244 shares held in the Company’s deferred share plan on behalf of Mr. Venkataraman.

(14)	Includes 9,855 shares owned by Mr. Wagner’s spouse.

SECURITY OWNERSHIP OF COMMON STOCK IN EXCESS OF
FIVE PERCENT OF OUTSTANDING SHARES

     The Company has no shareholders who own 5% or more of the common stock of the Company. Wayco and Company currently has sole/shared voting power and investment power over less than 5% of the issued and outstanding common stock of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD AND DIRECTOR
COMPENSATION

     During the last fiscal year, the Board of Directors held one special meeting and four regularly scheduled meetings. All of the incumbent directors and each nominee standing for re-election, with the exception of Messrs. Basford, Schantz and Wagner attended 75% or more of those meetings, and the meetings held during the fiscal year by all board committees on which they served. Messrs. Schantz and Wagner were elected to the Board of Directors on May 31, 2003, effective with the merger of Banc Services, Corp., and were therefore not in attendance during the first five months of 2003. The 2002 annual meeting of shareholders was held on May 29, 2003, and at that meeting more than 75% of the directors were in attendance. The Board of Directors has determined that a majority of Directors currently in office are independent, however there are three that are not. Those Directors that are not independent are Messrs. Boyle and Swope who are currently executive officers of the Company, and Mr. Christopher who retired during 2001.

     Each director of the Company received an annual retainer of $5,000 for serving on the Board of Directors of the Company, while the Chairman of the Board received an annual retainer of $9,000. Due to being elected to the Board of Directors on May 31, 2003, the retainer paid to Messrs. Schantz and Wagner was $2,500 each In addition, these directors received a $500 fee for each quarterly meeting attended, and a $250 fee for each committee meeting attended. The directors of the affiliate banks received an annual retainer of $2,500, a monthly meeting fee of $200 for those meetings attended, and a $100 fee for those committee meetings attended. For those directors that serve on the Company board and an affiliate board, the retainer fee is not paid at the affiliate level. Mr. Boyle served on the Board of Directors of the Company and each affiliate bank, however, no fees were paid to Mr. Boyle for serving on the board for Savings Bank & Trust.

     In addition to cash compensation for 2003, each non-employee Director of the Company was granted nonqualified stock options to purchase 2,500 shares of the common stock of the Company for $29.60 per share. The options vested on December 3, 2003 and expire on December 3, 2013. Messrs. Boyle and Swope did not receive nonqualified stock options.

     The Audit Committee makes recommendations to the Board of Directors concerning the selection and engagement of the Company’s independent auditors and reviews with them the scope and status of the audit, the fees for services performed by them, and the results of the completed audit. The Committee also reviews and discusses with the internal audit department, Management and the Board of Directors, such matters as audit procedures, scope of the audits and results of the examinations by regulatory authorities. The Audit Committee was composed of Mesdames Bull and Gordon and Messrs. Shapiro, Smith, and Venkataraman, all of who are independent Directors. The Audit Committee met 14 times in 2003. The Board of Directors has determined that the Company has an audit committee financial expert. The audit committee financial expert is Ms. Gwenn E. Bull, CPA, who also servers as the audit committee chairperson.

     The Nominating Committee is comprised of members of the Board of Directors who are not being considered for re-election. This Committee met once in 2003 to nominate shareholders to serve on the Board of

Directors until the Annual Meeting in 2007. The Committee will consider nominees recommended by shareholders. Any shareholder desiring to submit any such recommendation should send the name, age, biographical information, and additional information required pursuant to the Code of Regulations of the Company (a copy of which may be obtained from the Secretary of the Company) concerning a proposed nominee to the Chairman of the Board of the Company at 112 West Liberty Street, P.O. Box 757, Wooster, Ohio 44691. During 2003 the Nominating Committee included Messrs. Boyle and Swope, who the Board of Directors has determined are not independent as they are executive officers of the Company. During 2004, the Nominating Committee will be comprised solely of those independent directors not being considered for re-election. The Nominating Committee does not operate under a written charter.

     The Compensation/Employee Benefits Committee was composed of Mrs. Gordon and Messrs. Donahue, Johnston, Shapiro, Smith, Taylor and Venkataraman, all of whom are independent directors. This Committee met six times in 2003. The function of this Committee is to review and recommend personnel policies, general wage policies and fringe benefits. Please see the portion of this Proxy Statement entitled “EXECUTIVE COMPENSATION AND OTHER INFORMATION” for a discussion of the Committee’s report on compensation issues.

THE FOLLOWING PERSONS ARE EXECUTIVE OFFICERS OF THE CORPORATION

Name	Age
David P. Boyle	40	Chairman, President and CEO, Wayne Bancorp, Inc. effective January 21, 2004, President and CEO, Wayne Bancorp, Inc. since 2001, President, Wayne Bancorp, Inc. since 2000, Chairman, President and CEO, Wayne County National Bank, since 2003, President and CEO, Wayne County National Bank, since 2001, President and COO, Wayne County National Bank 1999 to 2000, Treasurer, Wayne Bancorp, Inc, 1998 to 2000, Executive Vice President and Chief Financial Officer, Wayne County National Bank, 1997 to 1999. Chairman and Director, Chippewa Valley Title Agency, Inc. since 2001.

Philip S. Swope	62	Vice Chairman, Wayne Bancorp, Inc., since 2000. President, Wayne Bancorp, Inc. 1998 to 2000. Chairman, Savings Bank & Trust since 2003, Chairman, Chippewa Valley Bank 1997 to 2003; President and CEO, Chippewa Valley Bank 1987 to 2003. Vice Chairman and Director, Chippewa Valley Title Agency, Inc., since 2001.

Wendy Blosser	49	Vice President, Wayne Bancorp, Inc. since 2003, Senior Vice President and Senior Trust Officer, Savings Bank & Trust, since 1996.

Matthew Evans	35	Vice President, Wayne Bancorp, Inc., since 2003.

Raymond Klein	54	Vice President, Wayne Bancorp, Inc., since 2003, Senior Vice President, Chief Lending Officer Chippewa Valley Bank 2001 to 2003.

Donna Knack	45	Vice President, Wayne Bancorp, Inc., since 2003.

John A. Lende	41	Secretary and Treasurer, Wayne Bancorp, Inc. since 2002, Treasurer Wayne Bancorp, Inc. since 2001, Vice President and CFO, Wayne County National Bank, since 2002, Vice President and Controller Wayne County National Bank, 2001 to 2002, Assistant Vice President and Controller, Wayne County National Bank 2000 to 2001, Controller, Wayne County National Bank 1999 to 2000,

Secretary, Wayne County National Bank, since 2002, Treasurer MidOhio Data, Inc. since 1999, Secretary, Treasurer and Director, Chippewa Valley Title Agency, Inc. since 2001. Secretary and Treasurer, Access Financial Corp. since 2003.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Compensation

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company’s President and CEO and the other three most highly compensated Executive Officers whose compensation exceeded $100,000 in 2003, for the fiscal years ended December 31, 2003, 2002 and 2001, or such shorter period for which such executives have been affiliated with the Company.

SUMMARY COMPENSATION TABLE

					Long-term
		Annual Compensation			Compensation
Name and				Other Annual	Option # Awards	All Other
Principal Position	Year	Salary	Bonus(1)	Compensation(2)	(shares)(3)	Compensation(4)(5)
David P. Boyle	2003	$214,850	$104,638	$0	3,700	$27,692
President and
Chief Executive	2002	182,250	149,486	4,450	4,410	19,214
Officer, Wayne
Bancorp, Inc.,	2001	161,700	113,093	4,202	5,181	14,148
Chairman,
President and
Chief Executive
Officer, Wayne
County National
Bank

Philip S. Swope	2003	$168,150	$48,657	$0	2,625	$26,758
Vice Chairman,
Wayne Bancorp,	2002	162,250	76,502	910	4,410	16,446
Inc., Chairman,
Savings Bank &	2001	149,200	62,201	0	4,867	13,849
Trust

Raymond C. Klein	2003	$83,250	$9,395	$0	1,050	$8,797
Vice President,
Wayne Bancorp,	2002	80,250	11,204	0	1,050	7,479
Inc.
	2001	36,545	2,359	0	3,308	0

John A. Lende	2003	$90,250	$22,602	$0	1,575	$9,949
Secretary and
Treasurer, Wayne	2002	75,250	26,380	423	1,653	9,943
Bancorp, Inc., and
Vice President and	2001	60,250	18,094	650	4,961	7,091
Chief Financial
Officer, Wayne
County National Bank

(1)	Includes incentive compensation as explained herein.

(2)	Comprised of reimbursement of 20 percent of the cost to purchase up to 1,000 shares of Company stock and incentives under the Trust Referral Program.

(3)	Stock options granted for all periods have been adjusted for stock dividends.

(4)	Represents Company contributions to the ESOP and 401(k) plans.

(5)	Includes a vehicle allowance of $6,000 each for Messrs. Boyle and Swope paid during 2003.

2003 Stock Option Grants Table

     The following table sets forth stock options granted to the Company’s President and CEO and the Company’s three other most highly compensated Executive Officers during 2003 under the Company’s 1999 Incentive Stock Option Plan. Under Securities and Exchange Commission (SEC) regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Company has chosen the “five percent/ten percent” formula approved by the SEC. However, the ultimate value will depend on the market value of the Company’s stock at a future date, which may not correspond to the projections below.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable
		% of Total Options				Value at Assumed Annual
		Granted to				Rates of Stock Price
		Employees				Appreciation For
	Options	in Fiscal	Price per		Grant Date	Option Term
Name	Granted (1)	Year	Share (2)	Expiration Date	Present Value	5%	10%
David P. Boyle	3,770	23.0%	$26.52	11/19/2013	$11,432	$62,877	$159,343
Philip S. Swope	2,625	16.0%	$28.19	12/3/2013	$8,715	$46,537	$117,935
Raymond C. Klein	1,050	6.4%	$28.19	12/3/2013	$3,846	$18,615	$47,174
John A. Lende	1,575	9.6%	$28.19	12/3/2013	$5,229	$27,922	$70,761

(1)	Options granted have been adjusted for a 5% stock dividend.

(2)	Exercise price was the fair market value on the date of grant, and has been adjusted for a 5% stock dividend.

2003 Stock Option Exercises and Year-End Value Table

     The following table sets forth the number and value of all stock options held by the President and CEO and the named Executive Officers at year-end. The value of “in-the-money” options refers to options having an exercise price, which is less than the market price of the Company’s stock on December 31, 2003. In addition, the table sets forth the number of options exercised by the President and CEO and each of the named Executive Officers during 2003 and indicates the amount of value realized upon such exercise.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTIONS VALUES

	Total			Non-		Non-
	Options	Realized	Exercisable	Exercisable	Exercisable	Exercisable
	Exercised	Value (1)	Options	Options	Value (2)	Value
David P. Boyle	14,808	$122,225	9,724	13,361	$0	$58,951
Philip S. Swope	7,409	93,798	14,123	12,217	$19,672	$57,420
Raymond C. Klein	0	0	2,205	3,256	$17,383	$12,837
John A. Lende	3,308	30,650	0	4,882	$0	$19,251

(1)	Represents estimated market value of the Company’s common stock at exercise date, less the exercise price.

(2)	Represents estimated market value of the Company’s common stock at December 31, 2003, less the exercise price. For those executive officers with unexercised options the exercise prices of which were greater than the fair market value of the Company’s stock as of December 31, 2003, no values are stated.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes share and exercise price information about Wayne Bancorp’s equity compensation plans as of January 31, 2004.

			(c)
			Number of Securities
	(a)		remaining available for
	Number of Securities	(b)	future issuance under
	to be Issued upon	Weighted-Average	any equity
	Exercise of	Exercise Price of	compensation plans
	Outstanding Options,	Outstanding Options,	(excluding securities
Plan Category (1)	Warrants and Rights	Warrants and Rights	reflected in column (a))
Wayne Bancorp Stock	241,240	$23.56	309,047
Option Plan

Wayne Bancorp, Inc.	28,525	$15.77	0
2000 Stock Incentive Plan (2)

Wayne Bancorp, Inc.	30,784	$27.62	126,716
Deferred Share Plan (3)

Total	300,549	$23.24	435,763

(1)	These plans have been approved by shareholders.

(2)	This plan was acquired due to the merger of Banc Services, Corp. during 2003. This plan will terminate and cease upon the exercise or expiration of the stock option grants currently outstanding and no new options will be granted.

(3)	Shares in the Deferred Share Plan have been issued on behalf of the participants and are held in Trust.

REPORT OF THE COMPENSATION COMMITTEE

     The Company is a holding company and owns two significant operating subsidiaries, the Wayne County National Bank and Savings Bank & Trust. All disclosures contained in this Proxy Statement regarding executive compensation relate to the compensation paid by the Company or subsidiary banks. The Compensation/Employee Benefits Committee of the Company has the responsibility of determining the compensation policy and practices and making recommendations to the full Board with respect to specific compensation of the President and CEO and other executive officers. At the direction of the Board of Directors, the Committee has prepared this report for inclusion in this Proxy Statement.

Compensation Philosophy

     This report reflects the Company’s compensation philosophy as endorsed by the Board of Directors and the Committee and resulting actions taken by the Company for the reporting periods shown in the various compensation tables supporting this report. The Committee approves and recommends to the Board of Directors payment amounts and award levels for executive officers of the Company and its subsidiaries.

     The executive compensation program of the Company has been designed to:

•	Support a pay-for-performance policy that awards executive officers for Company performance.

•	Motivate key senior officers to achieve strategic business initiatives and reward them for their achievement, and

•	Provide compensation opportunities, which are comparable to those, offered by other financial institutions, thus allowing the Company to compete for and retain talented executives who are critical to the Company’s long-term success.

     At present, the executive compensation program is comprised of base salary and annual cash and stock incentive opportunities.

     Other than base salary and participation in the Company’s Senior Officer Incentive Compensation Plan and 1999 Incentive Stock Option Plan for Messrs. Boyle, Swope, Klein and Lende discussed below, additional benefits available to this group of officers are equivalent to that for all other employees and are determined at the discretion of the Board of Directors. In addition to the compensation items listed above, Messrs. Boyle and Swope received a vehicle allowance during 2003, of which benefit is not available to other employees of the Company.

Base Salaries

     On December 6, 2002, the Committee met to review and approve amendments to the compensation for all employees. David P. Boyle, President and CEO of the Company was present at these meetings to present his view in regard to Management and other salaried and hourly employees, but was not present at the point in time that his compensation was discussed by the Committee. Compensation decisions are made after a review is performed of the performance of executive officers in relation to the goals of the Company. At this meeting, the Committee proposed a base salary commencing on January 1, 2003 for Mr. Boyle of $200,000, for Mr. Swope of $155,000, for Mr. Klein of $83,000 and for Mr. Lende $90,000. These salaries were subsequently approved by the Board of Directors. Their salaries were a result of a review of the performance of the Company for the year ended December 31, 2002, and of specific surveys, based on asset size, regarding peers of the Company, the Wayne County National Bank and the Chippewa Valley Bank including the following:

1.	Ohio Bankers Association surveys reviewing Ohio banks.

2.	Studies prepared by Crowe, Chizek and Company LLP the Company’s external auditors.

3.	Bank Administration Institute surveys reviewing all Ohio banks in Region 5, the region of Wayne County National Bank and Chippewa Valley Bank.

     The Committee reviewed all these surveys and blended the results to determine the average compensation for various positions including that of the President and CEO, Vice Chairman, Vice President and Secretary and

Treasurer. The Committee then set a range between 75 percent and 125 percent of the average in order to determine the base salary for Messrs. Boyle, Swope, Klein and Lende. In each case, with the exception of Mr. Swope, the base compensation was below 75 percent of the average.

     The four named executive officers of the Company, and certain other officers participated in the “Senior Officer Incentive Compensation Plan.” Under this plan, which was adopted in 1994, payments are made to such officers only if the net operating profits of the respective reporting entity exceeds 25% of total operating income. In determining the bonus to be paid, a sliding scale is used to determine the total bonus pool available and individual bonuses are calculated based upon the participant’s salary relative to the total salaries of those participating in the plan. The aggregate amount paid or accrued under this plan in 2003 was approximately $436,000. The amounts received under the plan by the listed executive officers are included in the compensation table set forth above.

     The Company has entered into Change in Control Agreements with certain named executive officers. The agreements provide for payment (in lieu of salary) to Messrs. Boyle, Swope, and Lende, an amount equal to 96% of the sum of the individual’s compensation, including bonus, paid in the last whole calendar year prior to termination of employment due to a change in control. Messrs. Boyle and Swope’s agreements call for these payments for 3 years and Mr. Lende’s agreement calls for these payments for 2 years.

     If the employment of Messrs. Boyle and Swope, had been terminated as of December 31, 2003 under circumstances entitling them to severance pay as described above, they would have received 36 payments of approximately $25,950 for Mr. Boyle, $17,500 for Mr. Swope, and Mr. Lende would have been entitled to 24 payments of $9,050.

Submitted by the Compensation Committee
Dennis B. Donahue    B. Diane Gordon    John C. Johnston, III    Stephen L. Shapiro
Jeffrey E. Smith    David E. Taylor    Bala Venkataraman

PERFORMANCE GRAPH

     The graph below provides an indicator of cumulative total shareholder returns for the Company as compared with the NASDAQ Stock Market and NASDAQ Bank Stocks. This graph covers the period from December 31, 1998 through December 31, 2003. The cumulative total shareholder returns included in the graph for December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003 reflect the returns for the shares of common stock of the Company. The information provided in the graph assumes that $100 was invested on December 31, 1998 in the Company common stock, the NASDAQ Stock Market and NASDAQ Bank Stocks and that all dividends were reinvested.

	12/1998	12/1999	12/2000	12/2001	12/2002	12/2003
Wayne Bancorp, Inc.	$100.0	$68.0	$49.9	$73.7	$85.1	$101.6
NASDAQ Stock Market	$100.0	$185.4	$111.8	$88.7	$61.3	$91.7
NASDAQ Bank Stocks	$100.0	$96.2	$109.8	$118.9	$121.7	$156.6

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers and directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Except as noted below, based solely on a review of the copies of Forms 3, 4 and 5, and amendments thereto, as furnished to the Company, the Company believes that during 2003 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with. However, during 2003 the Company did have late filings on Form 4 and 5, for substantially all Section 16 filers due to the Company adjusting to the Section 16(a) filing requirements, employee turnover, and the utilization of the electronic filing software.

AUDITORS

     During 2003, the Company engaged Crowe Chizek and Company LLC (“Crowe Chizek”) to provide audit services for the Company and its subsidiaries and to provide certain non-audit services including advice on accounting, tax, and reporting matters. A representative of Crowe Chizek will be at the Annual Meeting of Shareholders and such representative will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Wayne Bancorp, Inc. Board of Directors (the “Committee”) is composed of five directors, each of whom is independent as defined by the National Association of Securities Dealers listing standards. The Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is attached hereto as Appendix A. The Committee has reviewed and discussed with Management the audited financial statements of the Company for the year-ended December 31, 2003. In addition, the Committee has discussed with Crowe Chizek, the independent auditing firm for the Company, the matters required by Statements on Auditing Standards No. 61, Communications with the Audit Committees.

     The Committee also has received a letter containing the written disclosures from Crowe Chizek required by Independence Standards Board Standard No. 1, and have discussed with Crowe Chizek its independence from the Company.

     Based on the foregoing discussions and reviews, the Committee has recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report for the year ended December 31, 2003.

Audit Fees

     The aggregate fees billed by Crowe Chizek for professional services rendered for the audit of the Company’s annual consolidated financial statements for the 2002 and 2003 fiscal years and the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q were $68,800 for 2003 and $72,975 for 2002.

Audit-Related Fees

     The aggregate fees billed by Crowe Chizek for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and not reported under “Audit Fees” were $6,060 for 2003 and $5,050 for 2002. The fees paid during 2003, included $4,000 for purchasing the CEO/CFO Sarbanes-Oxley Toolkit, and $2,060 was paid for assistance with accounting related issues. During 2002, the fees paid were for the Company purchasing a Crowe Chizek developed internal audit program to assist the internal auditor develop a risk based audit plan.

Tax Fees

     The aggregate fees billed by Crowe Chizek for professional services rendered for tax compliance, tax advice and tax planning for the two most recent fiscal years were $7,300 for 2003 and $10,960 for 2002.

All Other Fees

     The aggregate fees billed by Crowe Chizek for professional services rendered not included in “Audit Fee,” “Audit-Related Fees” or “Tax Fees” for the two most recent fiscal years were $53,600 for 2003 and $30,925 for 2002. The fees paid during 2003, were related to the merger of Banc Services, Corp., in connection with the filing of the S-4. The fees paid during 2002, include $5,175 in connection with a review of the accounting treatment related to a proposed Supplemental Executive Retirement Plan, and $25,750 related to the audit, tax preparation and participant allocation related to the Company’s 401(k) Profit Sharing Plan and the Employee Stock Option Plan.

     As required by the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the approval of all audit and permitted non-audit services performed by the independent public accountants for the Company. The entire Audit Committee determines whether to approve such services and, therefore, no other pre-approval policies or procedures are currently in place. The Audit Committee approved 100% of the audit and permitted non-audit services performed by Crowe Chizek. The Audit Committee has considered and ultimately determined that the provision of any of the non-audit or other services provided by Crowe Chizek to the Company is compatible with maintaining Crowe Chizek ‘s independence.

Submitted by the Audit Committee
Gwenn E. Bull    B. Diane Gordon    Jeffrey E. Smith
Stephen Shapiro    Bala Venkataraman

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following affiliations exist between the Company and Executive Officers, Nominees or Directors;

     Mr. Boyle is a partner in Wayco and Company, a partnership formed for the purpose of holding legal title, as a nominee, to securities designated by the Wayne County National Bank with respect to the business of its Trust Department.

     Mr. Johnston is a partner with the law firm of Critchfield, Critchfield and Johnston. The Company believes the terms of all payments to such firm were as favorable as could have been obtained from unaffiliated parties. The Board of Directors has determined that Mr. Johnston is independent, as total fees paid to Critchfield, Critchfield and Johnston during 2003 were less than $9,000.

     Some of the Directors, Officers and greater than 5% shareholders of Wayne Bancorp, Inc., their immediate families and companies with which they are associated were customers of and had banking relationships with either the Wayne County National Bank or Savings Bank & Trust in the ordinary course of those Banks’ businesses from the beginning of 2003 to present. All loans and commitments to loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of Management of the Banks do not involve more than a normal risk of collectibility or present other unfavorable features.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

     Only one Proxy Statement and/or Annual Report is/are being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and/or Annual Report to a security holder at a shared address to which a single copy of the documents was delivered. To request separate delivery of these materials now or in the future, a security holder may submit a written request to the

Company at, P.O. Box 757, Wooster, Ohio 44691 or call 330-264-1222. Additionally, any security holders presently sharing an address who are receiving multiple copies of the Proxy Statement and/or Annual Report and would like to receive a single copy of such materials may do so by directing their request to the Company in the manner provided above.

OTHER BUSINESS

     If any other business is brought before the meeting, your vote will be made by your Proxy or may be revoked by you prior to its exercise. Management at present knows of no other business to be presented.

PROPOSALS FOR 2004 MEETING

     A shareholder who desires to have a proposal printed in the 2004 Proxy Statement must submit that proposal no later than November 26, 2004. The proposal should be mailed to the Chairman, President and CEO of Wayne Bancorp, Inc., P.O. Box 757, Wooster, Ohio 44691. To introduce an item of business at the Company’s Annual Meeting in 2004, even if such item is not to be included in the Company’s Proxy Statement, a shareholder must send notice of such proposal item of business to the Company’s Chairman, President and CEO at the address set forth above including a description of such proposal, the reason for its inclusion, and materials in support of such proposal. Such items must be received no later than February 4, 2005.

By Order of the Board of Directors

April 13, 2004	John A. Lende, Secretary and Treasurer

Appendix A

Wayne Bancorp, Inc.
Audit Committee Charter

     The Audit Committee (“Committee”) of the Board of Directors (“Board”) of Wayne Bancorp, Inc. (“Company”), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

     The Committee will be comprised of at least three directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of applicable NASD and Securities and Exchange Commission (“SEC”) rules and regulations. Each member shall be able to read and understand fundamental financial statements at the time of his or her appointment, in accordance with NASDAQ National Market Audit Committee requirements. At least one member of the Audit Committee shall be designated an “audit committee financial expert” as defined by and in accordance with the rules and regulations of the SEC. The members of the Committee will be elected annually at the organizational meeting of the full Board held on the date of the annual meeting of shareholders and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

     The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the financial statements and other financial information to be provided to shareholders and the SEC; (ii) compliance with legal and regulatory requirements; (iii) the system of internal controls that management has established; (iv) the external audit process; and (v) the auditing, accounting, and financial reporting process generally. In addition, the Committee provides an avenue for communication between the independent auditor, financial management and the Board. The Committee should have a clear understanding with the independent auditor that they must maintain an open and transparent relationship with the Committee. The Committee is directly responsible for the appointment, compensation and oversight of the independent auditor engaged to prepare or issue an audit report on the financial statements of the Company. The independent auditor shall report directly to the Committee. The Committee will make regular reports to the Board concerning its activities.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent auditor.

AUTHORITY

     The Committee has the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. The Committee has the authority to retain and determine the funding for external professionals, including independent counsel and auditor, to render advice and counsel and assist in any investigation and performance of its functions at the Company’s expense. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a Committee meeting or to meet with any members of or advisors to the Committee. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

     The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet periodically in separate executive sessions with the management, the internal auditors and the independent auditors.

ATTENDANCE

     Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management, employees of the Company or representatives of the Company’s outside counsel or independent auditor be present at Committee meetings.

SPECIFIC DUTIES

     In carrying out its oversight responsibilities, the Committee will:

1.	Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASD Audit Committee Requirements.

2.	Approve the selection, retention (subject to approval by the Company’s shareholders, if necessary) or termination of the Company’s independent auditor.

3.	Pre-approve all audit and permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide the permitted non-audit services, with exceptions provided for de minimis amounts under certain circumstances in accordance with the rules and regulations of the SEC and NASD.

4.	Receive and review a report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

5.	Review and discuss with the Company’s management and independent auditor the Company’s: (a) the adequacy and effectiveness of the company’s internal control over financial reporting, including any significant deficiencies and significant changes in internal control over financial reporting reported to the Committee by the independent auditor or management; (b) the Company’s internal audit procedures; and (c) the adequacy and effectiveness of the Company’s disclosure controls and procedures, and management reports thereon.

6.	Review with the Company’s management and independent auditor significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent auditor their judgments about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

7.	Review the scope and general extent of the independent auditor’s annual audit. The Committee’s review should include an explanation from the independent auditor of the factors considered by the auditor in determining the audit scope, including the major risk factors. The independent auditor should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will determine and approve the fee arrangement with the independent auditor.

8.	Inquire as to the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and obtain from the independent auditor, at least annually, a formal written statement delineating all relationships between the independent auditor and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

9.	Have a predetermined arrangement with the independent auditor that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to filing Forms 10-Q.

10.	Consider and approve, if appropriate, major changes to the Company’s accounting principles and practices proposed by management.

11.	At the completion of the annual audit, review with management and the independent auditor the following:

•	The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and on Form 10-K, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

•	Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent auditor during their audit, including access to all requested records, data and information. Inquire of the independent auditor whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statements.

•	Other communications as required to be communicated by the independent auditor by Statement of Auditing Standards (SAS) 61, as amended, relating to the conduct of the audit.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

12.	After preparation by management and review by the independent auditor, approve the report required under SEC rules to be included in the Company’s annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

13.	Discuss with the independent auditor the quality of the Company’s financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent auditor to the Company’s needs.

14.	Meet with management and the independent auditor to discuss any recommendations that the independent auditor may have, particularly those characterized as ‘material’ or ‘serious’. Typically, such recommendations will be presented by the independent auditor in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent auditor and receive follow-up reports on action taken concerning the aforementioned recommendations.

15.	Review and pre-approve related-party transactions in accordance the rules and regulations of the NASD.

16.	Establish procedures for receipt, retention and treatment of complaints received by the Company regarding the Company’s accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

17.	Establish policies for the hiring of employees and former employees of the independent auditor, if necessary.

18.	Obtain from the independent auditor assurance that they will inform Company management concerning any information indicating that an illegal act has or may have occurred that could have a material effect on the Company’s financial statements, and assure that such information has been conveyed to the Committee.

19.	Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company’s general counsel concerning legal and regulatory matters that may have a material impact on the financial statements or on the Company’s contingent liabilities and risks.

20.	Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company.

21.	As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NASD, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

WAYNE BANCORP, INC.

Proxy for Annual Meeting
May 13, 2004

PROXY

Know all men by these presents that the undersigned Shareholder of Wayne Bancorp, Inc., Wooster, Ohio, does hereby nominate, constitute and appoint Jimmy D. Vaughn, Doyle W. McClaran and Wayne A. Zacour (the “Appointed Proxies) or any of them (with full power to act alone), as true and lawful attorney(s) with full power of substitution, to vote all the Common Stock of said Corporation, standing in the name of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Arden Shisler Center for Education & Economic Development, The Ohio State University, 1625 Wilson Road, Wooster, Ohio, on May 13, 2004 at 2:00 p.m., or at any adjournments thereof, with all the powers the undersigned would possess if, personally present, as indicated on the following matters.

1.	Election of Directors

	FOR THE	AGAINST	WITHHOLD AUTHORITY
	NOMINEE	THE NOMINEE	TO VOTE FOR NOMINEE
Gwenn E. Bull	☐	☐	☐
Dennis B. Donahue	☐	☐	☐
Jeffrey E. Smith	☐	☐	☐
Richard S. Wagner	☐	☐	☐

2.	With respect to any other business that may be properly brought before the meeting or any adjournments thereof, including a proposal to adjourn the meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the meeting.

This Proxy confers authority to vote “FOR” each nominee and each matter listed above unless “AGAINST,” “WITHHOLD,” or “ABSTAIN” is indicated. If any other business is presented at said meeting, this Proxy shall be voted according to the discretion of the Appointed Proxies.

PLEASE COMPLETE, DATE SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Number of Shares owned _________________________________	Dated __________________________________ , 2004
When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

ALL joint owners must sign.	Signature of Shareholder(s)

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.

_____________________________________________________

_____________________________________________________

_____________________________________________________